[LETTERHEAD]

                          GOODWIN, PROCTER & HOAR LLP
                               COUNSELLORS AT LAW
                        BOSTON, MASSACHUSETTS 02109-2881

                                                   August 19, 1998


State Street Research Financial Trust
One Financial Center
Boston, Massachusetts 02111

Ladies and Gentlemen:

     As counsel to State Street Research Financial Trust, a business trust organized under the laws of the Commonwealth of Massachusetts (the "Trust"), we have been asked to render our opinion in connection with the proposed issuance by the Trust of shares of beneficial interest of State Street Research IntelliQuant Portfolios: Small-Cap Value (the "Fund"), which is a series of the Trust to be established and designated pursuant to Section 4.1 of Article IV of the Trust's Master Trust Agreement dated June 1, 1993, as amended, all as more fully described in the Prospectus and Statement of Additional Information contained in Post-Effective Amendment No. 19 (the "Amendment") under the Securities Act of 1933, as amended, to the Registration Statement on Form N-1A (Securities Act File No. 33-74628) filed August 19, 1998 by the Trust with the Securities and Exchange Commission.

     We wish to advise you that we have examined such documents and questions of law as we have deemed necessary for purposes of this opinion. Based upon the foregoing, we are of the opinion that:

     1. The Trust has been duly organized and is validly existing pursuant to the laws of the Commonwealth of Massachusetts; and

     2. The shares of beneficial interest of the Fund which are described in the foregoing Registration Statement will, when sold in accordance with the terms of the Prospectus and Statement of Additional Information in effect at the time of the sale, be legally issued, fully paid and non-assessable by the Trust.

         We consent to a copy of this opinion being filed as an exhibit to the Amendment.

                                               Very truly yours,

                                               /s/ Goodwin, Procter & Hoar LLP

                                               GOODWIN, PROCTER & HOAR LLP